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                                                                       EXHIBIT 5



                            CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005



                                   June 19, 1998



                                                                  (212) 701-3000



The Hain Food Group, Inc.
50 Charles Lindbergh Boulevard
Uniondale, New York 11553



                             Re: The Hain Food Group, Inc.
                                 Registration Statement on
                                 Form S-4/S-3 (No. 333-56319)



Dear Ladies and Gentlemen:



    As counsel for The Hain Food Group, Inc. (the "Company"), we are representing the Company in connection with the registration statement on Form S-4/S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on June 8, 1998, as amended, relating to the registration under the Securities Act of 1933, as amended (the "Act"), the number of shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), as determined in accordance with the provisions of an agreement and plan to merger dated April 24, 1998 by and between the Company and Arrowhead Mills, Inc. and an agreement and plan of merger dated April 24, 1998 by and between the Company and Garden of Eatin', Inc., as amended. It is our understanding that the number of Shares registered under the Registration Statement shall not exceed 2,300,000 shares of Common Stock.



    We advise you that in our opinion the Shares to be sold by the Company, when issued in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.



    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories or persons whose consent is required under said Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,
                                          /s/ Cahill Gordon & Reindel
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                                           Cahill Gordon & Reindel